Exhibit 10.1


                    LIMITED LIABILITY COMPANY AGREEMENT

                                     OF

                 GOLDMAN SACHS GLOBAL TACTICAL TRADING, LLC


                        Dated as of January 2, 2002


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                             TABLE OF CONTENTS


ARTICLE 1.   FORMATION AND NAME...............................................1

ARTICLE 2.   REGISTERED OFFICE................................................1

ARTICLE 3.   BUSINESS.........................................................2

ARTICLE 4.   TERM OF DISSOLUTION AND FISCAL YEAR..............................2

         Section 4.1       Term...............................................2
         Section 4.2       Dissolution........................................2
         Section 4.3       Fiscal Year........................................3
         Section 4.4       Net Assets, Valuation..............................3
         Section 4.5       Management Fees....................................3

ARTICLE 5.   CAPITAL CONTRIBUTIONS AND UNITS OF LIMITED LIABILITY
             COMPANY INTEREST.................................................3

         Section 5.1       Contribution of the Managing Member................3
         Section 5.2       Issuance of Units..................................3
         Section 5.3       Limited Liability of Members.......................4
         Section 5.4       Continuous Offering................................4
         Section 5.5       Treatment of Subscription Proceeds.................4
         Section 5.6       Compliance with Applicable Law.....................4
         Section 5.7       Termination of Offering............................5
         Section 5.8       Return of Member's Capital Contribution............5

ARTICLE 6.   ALLOCATION OF PROFITS AND LOSSES.................................5

         Section 6.1       Definitions........................................5
         Section 6.2       Capital Accounts...................................5
         Section 6.3       NAV of a Series and of Units.......................5
         Section 6.4       Membership Percentages.............................6
         Section 6.5       Allocation of Net Capital Appreciation or
                           Net Capital Depreciation...........................6
         Section 6.6       Allocation of Profit and Loss for Federal
                           Income Tax Purposes................................7

ARTICLE 7.   MANAGEMENT OF THE COMPANY........................................8

         Section 7.1       Duties.............................................8
         Section 7.2       Trading Policies...................................8
         Section 7.3       Books and Records..................................8
         Section 7.4       Managing Member's Activities.......................8
         Section 7.5       Managing Member's Authority........................9
         Section 7.6       Liability of the Managing Member...................9
         Section 7.7       Expenses...........................................9
         Section 7.8       Distributions......................................9

ARTICLE 8.   AUDITS AND REPORTS TO MEMBERS....................................9

ARTICLE 9.   ASSIGNABILITY AND REDEMPTION OF UNITS...........................10

         Section 9.1       Assignability.....................................10
         Section 9.2       Redemptions.......................................10

ARTICLE 10.  SPECIAL POWER OF ATTORNEY.......................................11

ARTICLE 11.  WITHDRAWAL OF A MEMBER/REMOVAL OF THE MANAGING MEMBER...........12

         Section 11.1      Withdrawal of a Managing Member...................12
         Section 11.2      Withdrawal of a Non-Managing Member...............12
         Section 11.3      Removal of the Managing Member....................12

ARTICLE 12.  NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.....................12

ARTICLE 13.  INDEMNIFICATION.................................................12

ARTICLE 14.  AMENDMENTS; MEETINGS............................................13

         Section 14.1      Amendments........................................13
         Section 14.2      Meetings..........................................13

ARTICLE 15.  ACCESS TO COMPANY RECORDS.......................................14

ARTICLE 16.  GOVERNING LAW...................................................14

ARTICLE 17.  MISCELLANEOUS...................................................14

         Section 17.1      Priority Among Non-Managing Members...............14
         Section 17.2      Notices...........................................14
         Section 17.3      Binding Effect....................................14
         Section 17.4      Captions..........................................15


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                 GOLDMAN SACHS GLOBAL TACTICAL TRADING, LLC
                    LIMITED LIABILITY COMPANY AGREEMENT

     THIS LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement"), effective as of January 1, 2002 by and between Goldman Sachs Princeton LLC, a limited liability company formed under the laws of the State of Delaware (the "Managing Member"), and each other party who shall execute this Agreement, whether in counterpart, by separate instrument, power of attorney or otherwise as a member (collectively, "Non-Managing Members") (the Managing Member and the Non-Managing Members being collectively referred to herein as the "Members").

                                ARTICLE 1.

                             FORMATION AND NAME

     Certain of the parties hereto formed a limited partnership larder the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"). The name of the limited partnership was The Directors Fund Limited Partnership (the "Partnership"). Pursuant to the Partnership Act and the Delaware Limited Liability Company Act (the "Act"), the Partnership was converted into a limited liability company named Goldman Sachs Global Tactical Trading Partners, LLC (the "Company") upon the filing of a Certificate of Conversion and Certificate of formation with the Secretary of State of the State of Delaware. Pursuant to the Seventh Amended and Restated Limited Partnership Agreement of the Partnership (the "Partnership Agreement"), the Partnership Agreement has bean amended and restated in its entirety by this Agreement. In connection with the conversion, each Class B Unit (as defined in the Partnership Agreement) of the Partnership was converted into ten Units (as defined below) of the Company.

     The Managing Member may, without the approval of the Non-Managing Members, change the name of the Company. The Managing Member shall execute all such instruments and shall execute, file, record and publish as appropriate such amendments, assumed name certificates, and other documents and do any and all other acts and things as are or become necessary or advisable as required by the Act or otherwise as determined by the Managing Member. Each Non-Managing Member hereby undertakes, in addition to the Power of Attorney provided pursuant to Article 10 hereof, to cooperate with the Managing Member in, and furnish the Managing Member with all information necessary for the Managing Member to proceed with the filing, recording or publishing of such documents as the Managing Member may request.


                                 ARTICLE 2.

                             REGISTERED OFFICE

     The address of the Managing Member and the Company's principal office shall be at 701 Mount Lucas Road, Princeton, New Jersey 08540, or such other place as the Managing Member may designate from time to time.

                                ARTICLE 3.

                                  BUSINESS

     The objective of the Company is to seek attractive long-term risk adjusted returns by allocating its assets to portfolio managers and trading advisors (collectively, the "Advisors") who utilize a broad range of alternative investment strategies to invest the Company's assets in a diversified portfolio composed primarily of futures contracts, forward contracts, physical commodities, options on futures and on physical commodities and other derivative contracts on foreign currencies, financial instruments, stock indices, and other financial market indices, metals, grains and agricultural products, petroleum and petroleum derivatives, livestock and meats, oil seeds, tropical products and softs (collectively, "Futures"). The Company also engages in the speculative trading of securities, including, but not limited to, equity and debt securities and options, high yield securities, emerging market securities and other security interests (collectively, "Securities"). All speculative trading on behalf of the Company is conducted by the Advisors. Those Advisors that trade Securities may do so on a cash basis or using options. Certain Advisors may utilize other investment media, such as swaps and other derivatives (collectively, "Other Investments"). The Advisors generally trade Futures and Securities on behalf of the Company on commodities and securities exchanges worldwide as well as in the interbank foreign currency forward market and various other over-the-counter markets. The Company will allocate its assets pursuant to discretionary investment advisory agreements and through fund investments.

                                ARTICLE 4.

                    TERM OF DISSOLUTION AND FISCAL YEAR

     Section 4.1 Term. The term of the Company commenced upon the fling of the Certificate of Formation in the office of the County Clerk in the State of Delaware and shall end upon the first to occur of the following. (i) December 31, 2019; (ii) receipt by the Managing Member of an election to dissolve the Company at a specified time by Non-Managing Members owning more than seventy-five percent (75%) of each class of outs of limited liability company interests (all such classes being collectively referred to as the "Units") then outstanding, notice of which is sent by registered mail to the Managing Member not less than ninety (90) days prior to the effective date of such dissolution; (iii) the withdrawal, expulsion, insolvency, or dissolution of the Managing Member (unless a new managing member has been substituted pursuant to Article l4); or (iv) the occurrence of any event which shall make it unlawful for the existence of the Company to be continued.

     Section 4.2 Dissolution. Upon the occurrence of an event causing the termination of the Company, the Company shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Company's assets shall be effected as soon as practicable in accordance with the Act. The Managing Member and each Non-Managing Member shall share in the assets of the Company pro rata in accordance with such Member's respective interests in the Company (determined on the basis of the capital accounts established as set forth in this Agreement), less any amount owing by such Member to the Company.

     Section 4.3 Fiscal Year. The fiscal year of the Company shall be determined by the Managing Member in accordance with the requirements of the Internal Revenue Code, as amended (the "Code").

     Section 4.4 Net Assets, Valuation. The net assets ("Net Assets") of the Company are its assets less its liabilities determined in accordance with United States generally accepted accounting principles consistently applied, including any unrealized profits and losses on open Futures, Securities and Other Investments (Futures, Securities and other Investments being collectively referred to herein as "Instruments"). The market value of an Instrument traded on a United States or foreign exchange shall be based upon the settlement price reported by such exchange for the relevant valuation date, provided, that if an Instrument could not be liquidated for any reason on the day with respect to which Net Assets are being determined, the settlement price shall be either the settlement price determined on the last day on which the Instrument could be liquidated, or such other value as the Managing Member may deem fair and reasonable. The market value of an Instrument not traded on a United States or foreign exchange shall be its market value as determined by the Managing Member on a basis consistently applied for each instrument.

     Section 4.5 Management Fees. In consideration for services rendered as Managing Member of the Company, the Company hereby agrees to pay to the Managing Member, in arrears, a monthly management fee and administration fee based on the Net Assets of the Company as of each month end, appropriately adjusted to reflect capital appreciation or depreciation and any subscriptions or redemptions. For proposes of determining the management fee, Net Assets shall not be reduced to reflect any accrued Incentive Allocation, and for purposes of determining the administration fee, Net Assets shall not be reduced to reflect any accrued Incentive Allocation or management fee. The management and administration fee rates for each series of Units will be the rate as set forth in the most recent applicable Private Placement Memorandum (each, a "Memorandum") for Units.

                                ARTICLE 5.

                     CAPITAL CONTRIBUTIONS AND UNITS OF
                     LIMITED LIABILITY COMPANY INTEREST

     Section 5.1 Contribution of the Managing Member. The Managing Member will contribute to the Company such services and/or cash as it may determine in its sole discretion from time to time.

     Section 5.2 Issuance of Units. Interests of the Company, other than those of the Managing Member, shall be evidenced by Units and may be evidenced by different classes or series of Units as determined by the Managing Member in its sole discretion. The Company may, but is not required to, continue to offer Units pursuant to the Memorandum as of the beginning of any calendar quarter or at such other time as the Managing Member, in its sole discretion, determines to offer Units; provided, that such offer and any related sales do not conflict with the exemptions from registration for non-public offerings under the Securities Act of 1933, as amended. The Managing Member on behalf of the Company shall issue Units to persons desiring to become Non-Managing Members; provided that such persons are determined by the Managing Member to meet the criteria for subscribers in each series of Units as set forth in the Memorandum; and provided further, that their subscriptions for Units are accepted by the Managing Member, which acceptance the Managing Member may withhold in its sole discretion. The minimum subscription for Units shall be as set forth in the Memorandum or such other amount as the Managing Member may determine from time to time in its sole discretion. Capital contributions to the Company shall be made upon execution and acknowledgment of subscription documents in form and substance satisfactory to the Managing Member. Each newly accepted Member shall contribute to the capital of the Company either cash or other property acceptable to the Managing Member in its sole discretion equal to $100 per Unit in the case of a newly-issued series of Units, or the then Net Asset Value per Unit (as defined in Article 4.4) in the case of an existing series of Units. At the end of each fiscal year, any issued and outstanding series of Units that is at or above its Prior High NAV (as defined in Section 6.5) per Unit (other than the series of Units issued in connection with the initial offering of Units (the "Initial Series")) will be exchanged (after payment of the management fee, the administration fee and any Incentive Allocation (as defined in Section 6.5) to the Managing Member) into Units of the Initial Series (or if the Initial Series is not at or above its Prior High NAV per Unit, the next offered series that is at or above its Prior High NAV) at the prevailing NAV (as defined below) per Unit of such series.

     Section 5.3 Limited Liability of Members. Each Unit, when purchased by a Member, will be fully paid and non-assessable. No Member shall be liable for the Company's obligations in excess of such Member's unredeemed capital contribution and his share of undistributed profits, if any. No additional contributions of capital or property are or shall be required of any Member during the term of the Company. The Company shall not make a claim against a Member with respect to amounts distributed to such Member or amounts received by such Member upon redemption for Units unless the assets of the Company are insufficient to discharge liabilities of the Company that arose before the payment of such amounts.

     Section 5.4 Continuous Offering. The Managing Member may, at any time and from time to time in its sole discretion, elect to raise additional capital for the Company from Non-Managing Members and from new subscribers on such terms and conditions as may be determined by the Managing Member in its sole discretion.

     Section 5.5 Treatment of Subscription Proceeds. Subscription funds received by the Managing Member prior to the acceptance of such subscriber as a Non-Managing Member or prior to the last business day of the month shall be placed in an escrow account and shall not be contributed to the capital of the Company prior to the later of the Managing Member's acceptance of the subscription or the first business day of the month. If the subscription is accepted by the Managing Member, the proceeds thereof shall be contributed to the capital of the Company. A subscriber for Units during any offering of Units shall become a Non-Managing Member when such subscriber's admission to the Company is reflected in the records of the Company, or otherwise as provided in the Act. All interest earned on subscriptions while held in escrow, will be paid to the Managing Member.

     Section 5.6 Compliance with Applicable Law. In connection with the Company's continuous offering of Units as described in the Memorandum, the Managing Member, on behalf of the Company, shall comply with all applicable laws, rules and regulations.

     Section 5.7 Termination of Offering. The Managing Member, in its sole discretion, is authorized at any time, to terminate and discontinue any offering of Units, in whole or in part or in respect of any particular jurisdiction.

     Section 5.8 Return of Member's Capital Contribution. Except to the extent that a Non-Managing Member shall have the right to withdraw capital through redemption of Units pursuant to the terms of this Agreement, no Non-Managing Member shall have any right to demand the return of its capital contribution or any profits added thereto, except, to the extent available, upon termination and dissolution of the Company. In no event shall a Non-Managing Member be entitled to demand to receive property other than cash.

                                ARTICLE 6.

                      ALLOCATION OF PROFITS AND LOSSES

     Section 6.1 Definitions. For the purposes of this Agreement, unless the context otherwise requires:

     (a) The term "Net Capital Appreciation" refers to the increase in the value of the Company's Net Assets, including realized and unrealized gains, from the beginning of each accounting period to the end of such accounting period (net of all Company expenses, including accrued management fees and administration fees, but before giving effect to capital contributions, distributions and withdrawals), and with respect to any fiscal year of the Company or other period used to determine the Incentive Allocation, refers to aggregate Net Capital Appreciation for such period less aggregate Net Capital Depreciation for such period.

     (b) The term "Net Capital Depreciation" refers to the decrease in the value of the Company's Net Assets, including realized and unrealized losses, from the beginning of each accounting period to the end of such accounting period (net of all Company expanses, including accrued management fees and administration fees, but before giving effect to capital contributions, distributions and withdrawals).

     Section 6.2 Capital Accounts.

     (a) A separate Capital Account shall be established on the books of the Company for each Member with respect to each series of Units held by such Member. Each Member's Capital Account with respect to a series of Units shall equal the NAV of such series times the Member's Membership Percentage (as defined in Section 6.4) with respect to such series of Units.

     (b) The Managing Member shall have a separate Capital Account, which shall initially be equal to zero, and which shall be (A) increased by any Incentive Allocation at the time such Incentive Allocation is made, and (B) decreased to reflect the amount of any distributions made to the Managing Member in respect of such Incentive Allocation.

     Section 6.3 NAV of a Series and of Units.

     (a) The net asset value ("NAV") of each series of Units shall Initially be an amount equal to the initial capital contributions with aspect to such series. The NAV of a series shall be (i) increased as of the beginning of each calendar month to reflect any additional capital contributions pursuant to Section 5.2 in respect of such series, (ii) increased as of the end of each calendar month to reflect the Net Capital Appreciation of such series, (iii) decreased as of the beginning of each calendar month to reflect the redemption of any Units of such series pursuant to Section 4.2, (iv) decreased as of the end of each calendar month to reflect the amount of any distributions pursuant to Section 7.8 in respect of such series; (v) decreased for any Incentive Allocation pursuant to Section 6.5(b) in respect of such series; and (vi) decreased as of the end of each calendar month to reflect the Net Capital Depreciation of such series.

     (b) At the time of the conversion of any series of Units into Units of the Initial Series or any other series of Units pursuant to Section 5.2, the NAV of the converted series of Units shall be reduced to zero, and the NAV of the series of Units into which such Units were converted shall be increased by the NAV of the converted series of Units immediately prior to the conversion.

     (c) The NAV per Unit of a series shall be equal to the NAV of such series divided by the number of outstanding Units of such series.

     Section 6.4 Membership Percentages. A Membership percentage shall be determined for each Member for any given series of Units for each monthly period of the Company by dividing the number of Units owned by such Member within a given series by the aggregate number of outstanding Units of such series as of the beginning of such month. The aggregate Membership Percentages for each series of Units shall equal 100 percent.

     Section 6.5 Allocation of Net Capital Appreciation or Net Capital Depreciation.

     (a) Any Net Capital Appreciation or Net Capital Depreciation, as the case may be, for a calendar month shall be allocated among the different series of Units pro rata in accordance with the relative NAV of each series of Units at the beginning of such period (without reduction for any accrued and unallocated Incentive Allocation).

     (b) (i) At the end of each fiscal year of the Company, or at such other date during a fiscal year as of which the following determination is required pursuant to this Section 6.5, five percent (5%) of the amount by which the NAV of a series of Units (determined prior to any applicable Incentive Allocation accrual with respect to such series of Units and appropriately adjusted as determined by the Managing Member in its sole discretion for contributions, distributions and redemptions but after giving effect to the allocation, pursuant to Section 6.5(a), of Net Capital Appreciation and Net-Capital Depreciation for the period then ending) exceeds such series' Prior High NAV at such date, shall be reallocated to the Capital Account of the Managing Member (the "Incentive Allocation"). The "Prior High NAV" with respect to a series of Units initially shall mean an amount equal to the NAV of such series as of the date of its initial issue. The new Prior High NAV with respect to a series of Units immediately following the end of any period for which an Incentive Allocation has been made with respect to such series shall be reset to equal the NAV of such series, unless the series is exchanged pursuant to Section 5.2 into the Initial Series or another series, in which case the new Prior High NAV shall be reset to equal the NAV of the Initial Series or other series. If the NAV of such series at the end of any fiscal year of the Company, and such other date during a fiscal year as of which the determination of the Incentive Allocation is required pursuant to Section 6.5(c) is less than its Prior High NAV, the Prior High NAV of that series shall not change. The Prior High NAV for each series of Units shall be appropriately adjusted as determined by the Managing Member in its sole discretion to account for contributions, distributions and redemptions made with respect to such series of Units.

          (ii) The Incentive Allocation with respect to a series oaf Units accrues daily and the Company shall credit the Capital Account of the Managing Member as of December 31 of each year for the Incentive Allocation.

     (c) In the event that the Company is dissolved other than at the end of a fiscal year, or the effective date of a Member's redemption of Units is other than a fiscal year-end, then the Incentive Allocation described above shall be determined and made as if such date were a fiscal year-end.

     (d) The Managing Member will make appropriate adjustments to the Capital Accounts and allocations in the event of infra-month subscriptions or redemptions or in the event of the creation of a series of Units with different fee or incentive-based compensation structures.

     Section 6.6 Allocation of Profit and Loss for Federal Income Tax Purposes. For each fiscal year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Members in such manner as to reflect equitably amounts credited or debited to each Member's Capital Account for the current and prior fiscal years (or relevant portions thereof). Allocations shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4)(i) and 1.704-3 promulgated thereunder, as applicable or the successor provisions to such Sections and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Regulations Section 1.704-1(b)(2)(ii)(d).

     If the Company realizes capital gains (including short-term capital gains) for federal income tax purposes ("Gains") for any fiscal year as of the end of which one or more Positive Basis Members (as hereinafter defined) withdraw from the Company pursuant to Article 9, the Managing Member may elect to allocate such gains as follows: (i) to allocate such gains among such Positive Basis Members, pro rata in proportion to the respective Positive Basis (as hereinafter defined) of each such Positive Basis Member, until either the full amount of such gains shall have been so allocated or the Positive Basis of each such Positive Basis Member shall have been eliminated and (ii) to allocate any gains not so allocated to Positive Basis Members to the other Members in such manner as shall equitably reflect the amounts credited to such Member's Capital Accounts pursuant to Section 6.2.

     As used herein, (i) the term "Positive Basis" shall mean, with respect to any Member and as of any time of calculation, the amount by which its interest in the Company as of such time exceeds its "adjusted tax basis," for Federal income tax purposes, in its interest in the Company as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such interest, including by reason of death), and (ii) the term "Positive Basis Member" shall mean any Member who withdraws from the Company and who has Positive Basis as of the effective date of its withdrawal, but such Member shall cease to be a Positive Basis Member at such time as it shall have received allocations pursuant to clause (i) of the preceding sentence equal to its Positive Basis as of the effective date of its withdrawal.

                                ARTICLE 7.

                         MANAGEMENT OF THE COMPANY

     Section 7.1 Duties. The Managing Member, to the exclusion of all Non-Managing Members, shall conduct and manage the business of the Company. No Non-Managing members shall have the power to represent, act or, sign for or bind the Managing Member or the Company. No Non-Managing Member shall be entitled to any salary, draw or other compensation from the Company on account of his investment in the Company. The Managing Member shall execute various documents on behalf of the Company and the Members pursuant to powers of attorney and supervise the liquidation of the Company if an event causing termination of the Company occurs. In the event that the Managing Member has been removed or liquidated or become bankrupt or insolvent, the majority of the Non-Managing Members may elect a representative to supervise the liquidation of the Company.

     In order to facilitate the foregoing, each Non-Managing Members shall, by his acceptance hereof, be deemed to execute a power of attorney as described in Article 10.

     The Managing Member is hereby authorized to perform all other duties imposed by Sections 6221 through 6233 of the Code as "tax matters partner" of the Company, including (but not limited to) the following: (a) the power to conduct all audits and other administrative proceedings with respect to Company tax items; (b) the power to extend the statute of limitations far all Non-Managing Members with respect to Company tax items; (c) the power to file a petition with an appropriate federal court for review of a final Company administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service (the "Service") on behalf of, and binding upon, those Non-Managing Members having less than 1% interest in the Company unless a Non-Managing Member notifies the Service and the Managing Member that the Managing Member may not act on his behalf.

     Section 7.2 Trading Policies. The managing Member shall require the Company to follow such trading policies as the Managing Member determines from time to time, in its sole discretion, are in the best interests of the Company.

     Section 7.3 Books and Records. The Managing Member shall keep at the principal office of the Company such books and records relating to the business of the Company as it deems necessary or advisable or as are required by the Commodity Exchange Act of 1974, as amended (the "CEA"), and the rules and regulations thereunder.

     Section 7.4 Managing Member's Activities. The Managing Member may take such actions as it deems necessary or desirable to manage the business of the Company including, but not limited to, the following: opening bank accounts; entering into advisory agreements with Advisors and brokerage agreements with brokers; paying, or authorizing the payment of, distributions to the Members and expenses of the Company such as profit share allocations, incentive or management fees (if any) to Advisors, brokerage commissions, transaction fees, selling commissions, service fees, legal and accounting fees, printing and reprinting fees and registration and other fees of governmental agencies; and investing or directing the investment of funds of the Company not being utilized as margin deposits. The Managing Member shall devote such time to the Company's affairs as shall be required to effectively manage the business and affairs of the Company. The Managing Member may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity. The Managing Member may engage and compensate, on the behalf of the Company and from Company funds, such persons, firms or corporations, including any person or entity affiliated with the Managing Member or any other person or entity, as the Managing Member in its sole judgment shall deem advisable for the conduct and operation of the business of the Company. The Managing Member may contract with any person or entity legally qualified to sell Units.

     Section 7.5 Managing Member's Authority. No person dealing with the Managing Member shall be required to determine the Managing Member's authority to make any undertaking on behalf of the Company, nor to determine any fact or circumstance bearing upon the existence of such authority.

     Section 7.6 Liability of the Managing Member. The Managing Member, its affiliates and their respective partners, members, employees, officers, directors, managing members, and shareholders shall not be liable, responsible, or accountable in damages or otherwise to the Company or to any of the Members, or their respective successors or assigns, except by reason of acts of, or omissions due to, gross negligence, misconduct or breach of its fiduciary obligation, and for not having acted in good faith in the reasonable belief that its actions were in, or not opposed to, the best interests of the Company. The Managing Member and its affiliates shall not be liable to the Company or any Non-Managing Member (or any assignee) for any actions entitled to indemnity within the scope of Article 13.

     Section 7.7 Expenses. The Company pays its ongoing administrative and offering expenses, including, but not limited to, custodial, legal, accounting, auditing, tax, planning, filing and reporting expenses, and any extraordinary expenses incurred from time to time.

     Section 7.8 Distributions. The Managing Member shall have sole discretion in determining what distributions (other than for redemption of Units), if any, the Company will make to its Members.

                                ARTICLE 8.

                       AUDITS AND REPORTS TO MEMBERS

     The Company books shall be audited annually by an independent certified public accountant selected by the Managing Member. The Managing Member shall calculate the Net Assets and Net Asset Value per Unit from time to time and shall make such tax information available to any Non-Managing Member upon request. The Company shall use its best efforts to cause each Member to receive: (i) not more than 90 days alter the close of each fiscal year such tax information with respect to the Company as is necessary for the Member to complete his federal income tax return, and
(ii) such other annual and monthly information as may be required by applicable laws, rules and regulations. No assurances can be given, however, that such information will be available by such date.

     In addition, if any of the following events occurs, notice of such event shall be mailed to each Non-Managing Member within 21 days after the occurrence of the event: (i) the withdrawal of the Managing Member; and
(ii) any change in the Company's fiscal year.

                                ARTICLE 9.

                   ASSIGNABILITY AND REDEMPTION OF UNITS

     Section 9.1 Assignability. Without the prior written consent of the Managing Member, which may be withheld in its sole and absolute discretion, with or without cause, a Non-Managing Member may not pledge, transfer or assign any of its Units in whole or in part to any person except by operation of law. Any attempted pledge, transfer, assignment or substitution not made in accordance with this Section 9.1 will be void. No assignee or transferee shall become a substituted Non-Managing Member unless with the consent of the Managing Member, in its sole discretion and on such terms as the Managing Member may designate.

     Section 9.2 Redemptions. A Non-Managing Member may withdraw from the Company all or, subject to the Managing Member's sole and absolute discretion, any part, of his capital contributions and undistributed profits, if any (such withdrawal being herein referred to as a "redemption"), effective as of the first day of any month, by requiring the Company to redeem any or all of his Units at Net Asset Value per Unit, calculated as of the close of business (as determined by the Managing Member) on the day immediately preceding the effective date of redemption: provided that (i) all liabilities, contingent or otherwise, of the Company, except any liability to Members on account of their capital contributions, have been paid or there remains property of the Company sufficient to pay them and (ii) the Managing Member shall have timely received written notice before the l6th day of each month, or such lesser period as shall be acceptable to the Managing Member, in advance of the requested effective date of redemption in form and substance acceptable to the Managing Member. The Managing Member may, but need not, permit redemption of partial Units in amounts greater than $250,000. Not withstanding the foregoing, the Managing Member may, in its sole discretion, expressly waive any or all of the foregoing conditions. The Managing Member may declare additional redemption dates with respect to any Non-Managing Member, with or without notice to all the Non-Managing Members. Upon redemption as of any month-end (which redemption shall be effective on the first day of the following month), a Non-Managing Member shall receive from the Company for each Unit redeemed an amount equal to the Net Asset Value per Unit of the class of Units being redeemed as of the close of business on the last business day of the month preceding the effective day of redemption. With respect to any redemptions made on additional redemption dates declared by the Managing Member, the redeeming Non-Managing Member shall receive from the Company for each Unit redeemed, an amount equal to the Net Asset Value per Unit of the class of Units being redeemed as of the close of business on the first business day after the day on which notice of redemption is received and accepted by the Managing Member.

     In the event the Company is unable, in the Managing Member's sole discretion, to withdraw sufficient funds to make payments to Non-Managing Members in connection with a partial of full redemption of Units as set forth above or where the disposal of part or all of the Company's assets to meet such requests would be prejudicial to the non-redeeming Non-Managing Members, then the Company will, in the Managing Member's sole discretion, suspend making such payments until the earliest possible date when it is able to do so. In the event redemptions are limited rather than suspended, payment of proceeds will be made pro rata with respect to each Non-Managing Member requesting such redemption based upon the amount such Non-Managing Member is requesting to redeem.

     The Managing Member is hereby authorized, in its sole discretion, to require the mandatory redemption of the Units held by any person, for any reason provided that the Managing Member deems such redemption to be in the best interest of the Company in its reasonable discretion. Redemption pursuant to this paragraph may be effected immediately upon notice as to part or all of such Units.

     After   redemption,   Units  stall  no  longer  be  deemed  to  remain
outstanding or issued.

                                ARTICLE 10.

                         SPECIAL POWER OF ATTORNEY

     Each Non-Managing Member by his execution of this Agreement does hereby irrevocably constitute and appoint the Managing Member and any successor managing member, with full power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, file and record on his behalf in the appropriate public offices and publish: (i) the Agreement and the Certificate of Formation, and any amendments thereto; (ii) all instruments which the Managing Member deems necessary or appropriate to reflect any amendment, change, or modification of the Company in accordance with the terms of this Agreement; (iii) certificates of assumed name; and (iv) customer agreements with the Company's broker(s). The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity or death of a Non-Managing Member. Each Non-Managing Member hereby agrees to be bound by any representation made by the Managing Member and by any successor thereto, acting in good faith pursuant to such Power of Attorney, and each Non-Managing Member hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Managing Member and any successor thereto, taken in good faith under such Power of Attorney. Each Non-Managing Member agrees to execute a special Power of Attorney on a document separate from this Agreement in the event of any conflict between this Agreement and any instruments filed by such attorney-in-fact pursuant to the power of attorney granted in this
Article 10, this Agreement shall control.

                                ARTICLE 11.

                     WITHDRAWAL OF A MEMBER/REMOVAL OF
                            THE MANAGING MEMBER

     Section 11.1 Withdrawal of a Managing Member. The Company shall terminate and be dissolved upon the withdrawal, removal, insolvency or dissolution of the Managing Member (unless the Company is continued pursuant to the terms of Article 14). The Managing Member may withdraw from the Company, without any breach of this Agreement, at any time upon thirty
(30) days' prior written notice to each Non-Managing Member.

     Section 11.2 Withdrawal of a Non-Managing Member. The withdrawal, death, incompetency, insolvency, or dissolution of a Non-Managing Member shall not dissolve or terminate the Company, and such Non-Managing Member, his estate, custodian, or personal representative shall not have the right to withdraw or value such Non-Managing Member's interest in the Company except as provided in Article 9.2. Each Non-Managing Member expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive, the furnishing of any inventory, accounting, or appraisal of the assets of the Company and any right to an audit or examination of the books and records of the Company.

     Section 11.3 Removal of the Managing Member. Upon the written consent of the Non-Managing Members having at least 66 2/3% of the Units, the Managing Member shall be required to withdraw from the Company, and the Company shall be wound up and terminated, unless the Non-Managing Members having at least 66 2/3% of the Units agree in writing to continue the business of the Company and to the appointment of one or more new managing members.

                                ARTICLE 12.

                NO PERSONAL LIABILITY FOR RETURN OF CAPITAL

     The Managing Member shall not be personally liable for the return or repayment of all or any portion of the capital contribution or profits of any Member, it being expressly agreed that any such return of capital contribution or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the Managing Member) of the Company.

                                ARTICLE 13.

                              INDEMNIFICATION

     The Company shall indemnify and hold harmless the Managing Member and its affiliates from and against any lost, liability, damage, cost or expense (including legal or investigatory fees and expenses) and any amounts paid in settlement thereof resulting from or relating to their actions or omissions concerning the business or activities undertaken on behalf of the Company; provided, that the actions or omissions of such person which were the subject of the demand, claim or lawsuit did not constitute gross negligence, misconduct or breach of any fiduciary obligation to the Company; provided further that such actions or omissions were done in good faith and in manner reasonably believed to be in, or not opposed to, the best interests of the Company; provided further, that affiliates of the Managing Member shall be entitled to indemnity only for losses incurred by such affiliates in performing the duties of the Managing Member and acting wholly within the scope of the authority of the Managing Member; and provided further, that this indemnity shall not apply to liabilities, settlements (including any settlement relating to any suit, action or proceeding) or other costs arising from any violation or alleged violation of federal or state securities laws, nor shall this indemnity apply to any liabilities or settlements with respect to which indemnification would be in violation of Section 14.402(B)(13)(i)(x) of the Code of Massachusetts Regulations. As used in this Article 13, the term "Managing Member" shall include the Managing Member, its affiliates and their respective officers, directors, managing members, partners, stockholders, members, employees and each person, if any, who owns or controls 10% or more of the outstanding voting securities of the Managing Member. In any action brought by a Non-Managing Member in the right of the Company to which the Managing Member or any other person indemnified pursuant to the foregoing are party defendants, any such person will be indemnified by the Company only to the extent and subject to the conditions specified in the Act.

     The Company shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is herein prohibited from being indemnified.

                                ARTICLE 14.

                            AMENDMENTS; MEETINGS

     Section 14.1 Amendments. If at any time during the term of the Company the Managing Member deems it necessary or desirable to amend this Agreement, the Managing Member may proceed to do so without the consent of the Non-Managing Members. The Managing Member shall be required to notify the Non-Managing Members prior to taking any such action and declare a special redemption date as described in the Memorandum for those Non-Managing Members who do not wish to remain as Non-Managing Members under the terms and conditions set forth in this Agreement as amended by the Managing Member, provided that the Managing Member may make any amendment to this Agreement it deems necessary or desirable in its sole discretion without notice or provision of any redemption right to the Non-Managing Members if such amendment would not have a material adverse effect on the Non-Managing Members.

     Section 14.2 Meetings. Upon receipt of a written request signed by Non-Managing Members owning at least 25% of each class of Units (excluding any Units held by the Managing Member or any of its principals of affiliates), that a meeting of the Company be called to vote upon any matter on which the Non-Managing Members may vote pursuant to this Agreement, the Managing Member shall, by written notice to each Non-Managing Member of record mailed within 15 days after such receipt, call a meeting of the Company. Such a meeting shall be held at least 30 but no more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for and the purpose of such meeting. The Managing Member may call a meeting of the Company at any time, subject to the foregoing requirements relating to notice. The Managing Member shall have full power and authority concerning the manner of conducting any meeting of the Company or soliciting consents in writing, including, without limitation, the determination of the persons entitled to vote, the existence of a quorum, the conduct or voting, the validity and effect of proxies and the determination of controversies.

                                ARTICLE 15.

                         ACCESS TO COMPANY RECORDS

     Non-Managing Members, or their duly authorized representatives, may inspect the Company books and records to the extent required by the CFTC regulations or other applicable laws during normal business hours upon at least ten (10) days prior written notice to the Managing Member. The books and records of the Company may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that such books or records are convertible into clearly legible written form within a reasonable period of time.

                                ARTICLE 16.

                               GOVERNING LAW

     The validity and construction of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

                                ARTICLE 17.

                               MISCELLANEOUS

     Section 17.1 Priority Among Non-Managing Members. Except as otherwise may be specifically set forth in this Agreement, no Non-Managing Member shall be entitled to any priority or preference over any other Non-Managing Member in regard to the affairs of the Company.

     Section 17.2 Notices. All notices under this Agreement shaft be in writing and shall be effective upon personal delivery, or, if sent by registered or certified mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, then, upon the deposit of such notice in the United States mail. Requests for redemption and notices of assignment, transfer, or pledge of Units shall be effective upon timely receipt by the Managing Member. Reports by the Managing Member to the Non-Managing Members shall be in writing and shall be sent by first class mail to the last known address of each Non-Managing Member.

     Section 17.3 Binding Effect. This Agreement shall inure to and be binding upon all of the parties, their successors, permitted assigns, custodians, estates, heirs, and personal representatives. For purposes of determining the rights of any Member hereunder, the Company and the Managing Member may rely upon the Company records as to who are Members, and all Members agree that their rights shall be determined and that they shall be bound hereby.

     Section 17.4 Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day as year first above written.



MANAGING MEMBER:                            NON-MANAGING MEMBERS:
---------------                             --------------------

GOLDMAN SACHS PRINCETON LLC                 GOLDMAN SACHS PRINCETON LLC,
                                            as attorney-in-fact


By:  /s/ M. Roch Hillenbrand                By:  /s/ George H. Walker
   --------------------------                  --------------------------